EXHIBIT 10.1

                   LETTER AGREEMENT WITH DAMASCUS ENERGY INC.
                             DATED DECEMBER 1, 2006







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                            PATCH INTERNATIONAL INC.
          1220, 666 Burrard Street, Vancouver, British Columbia V6C 2X8

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CONFIDENTIAL

December 1, 2006

DAMASCUS ENERGY INC.
22 Barclay Walk S.W.
Calgary, Alberta  T2P 4V9

ATTENTION: MICHAEL S. VANDALE, PRESIDENT

Dear Sirs:

RE:      ACQUISITION OF ALL THE ISSUED AND OUTSTANDING SHARES
         OF DAMASCUS ENERGY INC. - AGREEMENT
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Further to our previous discussions in connection with the above, we wish to set forth in this letter agreement (the "AGREEMENT") our mutual intentions and understandings with regard to the proposed acquisition of all of the issued and outstanding shares (the "OFFERED SHARES") of Damascus Energy Inc. ("DAMASCUS"), directly or indirectly, by Patch International Inc. (the "OFFEROR" or "PATCH") such that Damascus will be wholly owned subsidiary of Patch. As of the Closing Date (as herein defined) the only issued and outstanding securities of Damascus, will be 11,576,489 common shares issued and outstanding in the capital of Damascus ("DAMASCUS SHARES").

The Offeror understands that as of the Closing Date, Michael S. Vandale and Bounty Developments Ltd. (the "PRINCIPAL SHAREHOLDERS") will have direct or indirect or beneficial control over not less than 6,754,051 Damascus Shares, representing 58% of the issued and outstanding Damascus Shares.

The Acceptance of this Agreement will be followed by the negotiation of definitive documentation (the "TRANSACTION DOCUMENTS"), including the Share Exchange Agreement (as herein defined) and related documentation, which shall contain the terms and conditions set out in this Agreement and such other terms and conditions as are customary for transactions of the nature and magnitude contemplated herein. All documentation shall be in form and content satisfactory to each of the Offeror, the Principal Shareholders and Damascus.

PURCHASE OF SHARES

1. Subject to any regulatory, shareholder, director or other approvals as may be required, the completion of satisfactory due diligence by the Offeror, the execution of the Lock Up Agreement (as herein defined) by the Principal Shareholders and any other conditions contained herein, the Offeror agrees to make an offer (the "OFFER") either by the Offeror or a wholly owned Canadian subsidiary of the Offeror (the "SUBSIDIARY"), to acquire 100% of the Offered Shares in consideration for, directly or indirectly, 11,576,489 common shares of the Offeror ("COMMON SHARES") at a deemed price of (U.S.) $0.90 per Common Share, for a deemed consideration of approximately $10,418,840 (the "ACQUISITION").

2. It is intended that pursuant to the Acquisition, the Offeror will issue an aggregate of 11,576,489 Common Shares or will cause the Subsidiary to issue exchangeable shares (the "EXCHANGEABLE



1375181.6
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         SHARES"),  convertible  into  such  Common  Shares  to the  holders  of
         Damascus Shares for a total deemed consideration of approximately $10,418,840.

3. It is intended that the Offer will be made by way of exempt take-over bid in the Province of Alberta and such other jurisdictions in which holders of the Offered Shares reside where such bid may lawfully be made; provided however, that final determination of the structure will be based on the securities and tax aspects of the transaction and will be made in the most legally and tax effective manner as agreed to by the parties. The Acquisition is intended to result in a "reverse take-over" of the Offeror by Damascus and its shareholders.

4. Damascus acknowledges and agrees that in order to satisfy regulatory requirements, Damascus shall forthwith commence the preparation of a satisfactory engineering evaluation, acquisition agreement and financial statements (the "FINANCIAL STATEMENTS") as required by the OTC Bulletin Board ("OTCBB"), and that these will include: i) audited statements for Damascus recently completed financial year; ii) audited statements for Damascus prior year if required by the OTCBB; and iii) interim statements reviewed by a certified professional accountant for Damascus most recently completed quarter or other interim period satisfactory to the OTCBB.

5. Damascus shall prepare and deliver a share exchange agreement (the "SHARE EXCHANGE AGREEMENT") evidencing the purchase of all of the Offered Shares upon the terms and conditions as herein provided (and which agreement may be subject to such conditions as are customary for a transaction of this nature) in compliance with applicable regulations.

6. As soon as reasonably practicable, each of the Principal Shareholders will enter into a formal lock up agreement (the "LOCK UP AGREEMENT") or become a party to the Share Exchange Agreement with the Offeror, containing, among other things, the terms and conditions set forth herein and the representations, warranties, covenants, agreements, terms and conditions customarily found in such agreements and acceptable to the Offeror and their counsel.

7. Each of the Offeror, Damascus and the Principal Shareholders shall diligently pursue all matters necessary to complete the Acquisition, including obtaining necessary court orders as may be applicable if the Acquisition is proceeded with by way of plan of arrangement and to solicit proxies in favour of the Acquisition.

8. Shareholders of Damascus shall not be entitled to acquire fractional Common Shares of the Offeror, but will instead be entitled to the relevant number of Common Shares rounded up or down to the next nearest whole number, as the case may be.

CONDITIONS PRECEDENT FOR THE BENEFIT OF THE OFFEROR

9. The completion of the Acquisition shall be subject to the following conditions precedent being satisfied prior to the date of the closing (the "CLOSING DATE"):

         (a) the entering into of a Share Exchange Agreement not later than December 14, 2006, or such other date agreed to between the parties, containing, among other things, the terms and conditions set forth herein and the representations, warranties, covenants, agreements, terms and conditions customarily found in such agreements and acceptable to the Offeror and their counsel;

         (b) approval of all regulatory bodies having jurisdiction in connection with the subject transactions, including the OTCBB, the Alberta Securities Commission, the United States Securities and Exchange Commission ("SEC"), as applicable;



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         (c)      approval of the final terms and conditions of the  Acquisition by the board of directors of each of the Offeror and Damascus;

         (d) the entering into of definitive agreements as set out herein which are agreeable to the Offeror and their counsel;

         (e) the Offered Shares shall be free and clear of any and all encumbrances, liens, charges, and demands of whatsoever nature other than encumbrances acceptable to the Offeror and expressly so stated in writing and shall be legally issued and non-revocable.

         (f) there shall be no other issued and outstanding securities in the capital of Damascus other than as disclosed herein;

         (g) the representations and warranties of the parties hereto contained herein and in the Share Exchange Agreement shall be deemed to have been made again on the Closing Date and shall then be true and correct as of that date;

         (h) no material adverse change shall have occurred in the affairs of Damascus or the Principal Shareholders from the date hereof to the Closing Date and, without limiting the generality of the foregoing, Damascus shall not have disposed of any of its oil and gas assets, as detailed in Schedule C hereto, without the consent of the Offeror, acting reasonably;

         (i) satisfactory completion of due diligence review by the Offeror, acting reasonably in connection with all matters relating to Damascus, the Acquisition and the Assets (as hereinafter defined) of Damascus;

         (j) as at the Closing Date, there being no debts or amounts owing to Damascus by any of its officers, former officers, directors, former directors, shareholders, employees or former employees or any family member thereof, or any person with whom Damascus do not deal at arm's length except for any amounts advanced to such person for expenses incurred on behalf of Damascus in the ordinary course;

         (k) there being no legal proceeding or regulatory actions or proceedings against Damascus at the Closing Date which may, if determined against their respective interests, have a material adverse effect on Damascus;

         (l)      there being no prohibition at law against the Acquisition;

         (m) material compliance by Damascus and the Principal Shareholders with the terms of the Share Exchange Agreement;

         (n) there shall be no material breach of the covenants of Damascus or the Principal Shareholders contained herein or in the Transaction Documents;

         (o)      each of the Offeror and Damascus  shall make  available to the other all financial statements, documents, reports, files, books, papers, documents and agreements, and all other information relating to the business, assets, operations, prospects, financial condition and affairs of such respective party, such that each respective party shall satisfactorily complete their due diligence review of such materials on or before December 14, 2006, or such other date as agreed to by the parties;


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         (p)      on or before  December 14,  2006,  Damascus  shall  deliver to
                  Patch  an  originally   executed   farmout   agreement,   (the
                  "FARMOUT") substantially in the form that was delivered to Patch prior to the execution of the Agreement, evidencing that Damascus has the right to earn up to an 80% working interest in the petroleum and natural gas rights, leases, tangibles and miscellaneous interests as set forth on Schedule "A" hereto
                  (collectively the "ASSETS") and an engineering evaluation prepared by Degolyer and MacNaugton Canada Limited which complies with the requirements of National Instrument 51-101, which confirms that Damascus has an interest in the Assets which have probable and possible reserves of not less than 376 million stock tank barrels; and

         (q) Damascus having a minimum net cash position of (Cdn.) $1,860,000 being an amount equal to cash on hand less all liabilities, other than those incurred in contemplation of completing the Acquisition or the Farmout.

         The above conditions are for the sole benefit of the Offeror and may be waived in whole or in part at any time by the Offeror. If any one or more of the above-noted conditions are not fulfilled and/or performed on or before the Closing Date, then the Offeror may waive any such condition without prejudice to the fulfillment and/or performance of any other condition or conditions, require the Principal Shareholders to deposit the Offered Securities held by the Principal Shareholders to the Offer and close the Acquisition or, in the alternative, the Offeror may withdraw from this Agreement without further liability or obligations on the part of the Offeror, without any prejudice to any of the remedies which the Offeror may have hereunder or at law.

CONDITIONS PRECEDENT FOR THE BENEFIT OF DAMASCUS AND THE PRINCIPAL SHAREHOLDERS

10. The completion of the Acquisition shall be subject to the following conditions precedent being satisfied prior to Closing Date:

         (a) the entering into of a Share Exchange Agreement not later than December 14, 2006, or such other date agreed to between the parties, containing, among other things, the terms and conditions set forth herein and the representations, warranties, covenants, agreements, terms and conditions customarily found in such agreements and acceptable to Patch, Damascus and the Principal Shareholders and their counsel;

         (b)      receipt  of  all  required   approvals  and  consents  to  the
                  Acquisition,   all  related   matters   and  the   Transaction
                  Documents, including without limitation,

                  (i)     the approval of OTCBB, if required;

                  (ii) the approval or consent of any third party whose consent is required by Damascus to complete the Acquisition, provided that this condition shall not apply to third party consents or approvals which are within the reasonable control of the Offeror or the Principal Shareholders or that were not in existence at the time of execution of this Agreement;

         (c) the Exchangeable Shares issued in consideration for the Offered Shares and subject to the effectiveness of a registration statement qualifying the issuance of the Common Shares on exercise of the rights under the Exchangeable Shares and shareholder approval to increase the share capital of the Offeror, the Common Shares issuable upon the exercise of the rights under the Exchangeable Shares, shall be issued as fully paid and non-assessable shares in the capital of the issuer of such shares, free and clear of any and all encumbrances, liens, charges, demands of whatsoever nature, except those imposed pursuant to statutory "hold periods";



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         (d)      no material  adverse  change shall have  occurred in business,
                  results  of   operations,   assets,   liabilities,   financial
                  condition or affairs of the Offeror, financial or otherwise, between the date of signing this Agreement and the completion of the Acquisition;

         (e) the representations and warranties of the Offeror contained herein and in the Transaction Documents shall be deemed to have been made again on the Closing Date and shall be true and correct in all material respects as of all relevant dates;

         (f) completion of satisfactory due diligence by Damascus on the Offeror;

         (g) there being no legal proceeding or regulatory actions or proceedings against the Offeror at the Closing Date which, if determined against the interest of the Offeror, may have a material adverse effect on the Offeror;

         (h) there being no prohibition at law against consummation of the Acquisition or, if applicable, the making of the Offer or acquiring the Offered Shares or against the shareholders of Damascus accepting the Offer;

         (i) no inquiry or investigation (whether formal or informal) in relation to the Offeror or its directors or officers, shall have been commenced or threatened by any officer or official of the OTCBB or any securities commission, or similar regulatory body having jurisdiction such that the outcome of such inquiry or investigation could have a material adverse effect on the Offeror;

         (j) material compliance by the Offeror with the terms of this Agreement and the Share Exchange Agreement;

         (k) as at the Closing Date the Offeror having a minimum net cash position of (U.S.) $2,349,950 being an amount equal to cash on hand less all liabilities;

         (l) the Common Shares are listed and posted for trading on the OTCBB under the trading symbol "PTCH" and on the Frankfurt Exchange under the trading symbol "PQGB". The Common Shares or Exchangeable Shares issued pursuant to the Offer will be validly issued in accordance with applicable laws so as to be "freely tradeable" (except for statutory imposed "hold periods" by the Damascus shareholders resident in Canada and application will be made to the OTCBB to list such Common Shares;

         (m) at the Closing Date, the Offeror will have direct or indirect or beneficial control over not less than 2,400,000 ordinary shares of Pharmaxis Ltd. (the "PHARMAXIS SHARES"), an Australian company listed on the Australian Stock Exchange; and

         (n) as at the Closing Date the Offeror shall not have any debt, contingent or otherwise other than ordinary course trade payables estimated at approximately (U.S.) $125,000, contractual obligations which existed as at the date of this Agreement of which approximately (U.S.) $1,000,000 are payable within the next 30 days, lease obligations totalling (Cdn.) $175,920, certain tax liabilities arising as a result of sales of shares of Pharmaxis Ltd. by the Offeror estimated at (U.S.) $2,300,000 and a U.S. tax liability of (U.S.) $71,349.

The above conditions are for the sole benefit of Damascus and/or the Principal Shareholders and may be waived in whole or in part at any time by Damascus or the Principal Shareholders, as applicable. If any one or more of the above-noted conditions are not fulfilled and/or performed on or before the Closing Date, then Damascus or the Principal Shareholders may waive any such condition without prejudice to the



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fulfillment  and/or performance of any other condition or conditions and require the Offeror to issue the Common Shares pursuant to the terms of the Offer or, in the alternative, Damascus or Principal Shareholders, as applicable, may withdraw from this Agreement without further liability or obligations on the part of Damascus or Principal Shareholders, as applicable, without any prejudice to any of the remedies which Damascus or Principal Shareholders may have hereunder or at law.

CORPORATE GOVERNANCE

11.      (a)      Upon conclusion of the Acquisition, the board of  directors of
                  Patch shall consist of:

                  (i) Michael S. Vandale and such additional directors to be determined by Michael S. Vandale;

         (b) Upon conclusion of the Acquisition, the officers of Patch shall consist of:

                  Officer                  Office
                  ---------------------    -------------------------------------
                  Michael S. Vandale       President and Chief Executive Officer
                  Donald B. Edwards        Corporate Secretary

         (c)      (i)    Except as otherwise herein contemplated, all employees,
                         officers,  directors  and  consultants  of the  Offeror
                         (collectively  the "Service  Providers"),  shall resign
                         (the  "RESIGNATIONS")  on or  before  the  date  of the
                         consummation of the Acquisition,  without  severance or
                         other  compensation,  except payment of remuneration up
                         to the date of such  resignation  or  severance  not to
                         exceed, in the case of any particular Service Provider,
                         an amount equal to 12 months worth of payments to which
                         such Service Provider would otherwise be entitled,  and
                         all   outstanding   stock  options  of  such  resigning
                         officers and directors shall have been exercised, cancelled or shall otherwise have terminated within 30 days of such Resignations in accordance with the terms of the Offeror's stock option plan.

                  (ii) Other than agreements to effect the Employee Obligations in an amount set forth in Section 11(c)(iii) herein, the Offeror is not a party to and will not enter into any employment agreement or to any written or oral policy, agreement, obligation or understanding which contains any specific agreement as to notice of termination or severance pay in lieu thereof or which cannot be terminated without cause upon giving reasonable notice as may be implied by law, or which creates rights in respect of loss or termination of office or employment in the event the Acquisition is successful.

                  (iii) The Employee Obligations (as defined below) shall not exceed (U.S.) $408,501.

                  For the purposes of this Agreement, "EMPLOYEE OBLIGATIONS" means any obligations or liabilities of the Offeror to pay any amount to its directors, officers, employees or consultants, other than for salary, bonuses under their existing bonus arrangement and directors' fees in the ordinary course in each case in amounts consistent with historic practices and, without limiting the generality of the foregoing, Employee Obligations shall include the obligations of the Offeror to officers, employees or consultants (i) for severance for terminations payments on the change of control of the Offeror pursuant to any severance and termination agreements in the case of officers and pursuant to the Offeror's severance provisions in the case of employees; and (ii) for cash payments on the change of control of the Offeror pursuant to any obligations, arrangements or policies of the Offeror.


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REPRESENTATIONS AND WARRANTIES OF THE OFFEROR

12. The Offeror represents and warrants to Damascus and the Principal Shareholders as follows:

         (a) the Offeror is a corporation incorporated under the provisions of the Nevada with its registered office in the City of Denver, Colorado, U.S.A. and its head office in the City of Vancouver in the Province of British Columbia;

         (b) the authorized share capital of the Offeror consists of 24,801,250 common shares without nominal or par value (previously defined as "Common Shares") and 1,000,000 preferred shares without nominal or par value, of which as of the date hereof 15,761,774 Common Shares and no preferred shares are validly issued and outstanding as fully paid and non-assessable shares in the capital of the Offeror;

         (c) no person has any agreement or options or any right or privilege (whether by law, pre-emptive or contractual) capable of becoming an agreement or option or right or privilege, for the purchase, subscription, allotment or issuance of any of the unissued shares in the capital of the Offeror or for the issue of any other securities of any nature or kind of the
                  Offeror  except for  directors'  and  officers'  stock options entitling the holders to acquire an aggregate of 1,605,000 Common Shares the details of which are set forth on Schedule "B" hereto;

         (d) the Offeror is a domestic filer with the SEC and no securities commission, or regulatory authority, including the SEC, or the OTCBB, has issued any order preventing the Acquisition or the trading of any securities of the Offeror;

         (e) the Offeror has the corporate power and authority to enter into this Agreement and to carry out the transactions contemplated hereby and the execution and delivery of this Agreement and the completion of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of the Offeror except for the requirement of shareholder approval pursuant to the CPC Policy, if applicable;

         (f) other than the approval of the directors of the Offeror, no permit, authorization or consent of any party is necessary for the consummation by the Offeror of the Acquisition and the execution and delivery of this Agreement and the consummation by the Offeror of the Acquisition will not result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default under any indenture, agreement or other instrument to which the Offeror is a party or by which it is bound; and

         (g) the Offeror, Damascus and the Principal Shareholders shall make such reasonable representations and warranties in the Share Exchange Agreement as are customary in comparable circumstances and in such form as mutually agreeable to the parties. Such representations and warranties shall survive the closing of the Acquisition for a period of one (1) year.

REPRESENTATIONS AND WARRANTIES OF DAMASCUS AND THE PRINCIPAL SHAREHOLDER

13. Damascus and the Principal Shareholders jointly and severally represent and warrant to the Offeror as follows:

        (a) Damascus is a closely-held issuer incorporated under the BUSINESS CORPORATIONS ACT (Alberta) with a registered office in Calgary, Alberta and has fewer than 50 shareholders, exclusive of employees and employees of affiliates;


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                                       8


         (b) Damascus is not a "reporting issuer" in any jurisdiction as such term is defined in the SECURITIES ACT (Alberta);

         (c) the authorized share capital of Damascus consists of an unlimited number of common shares of which as of the Closing Date not more than 11,576,489 common shares (previously defined as "DAMASCUS SHARES") will be validly issued and outstanding as fully paid and non-assessable. As at the date hereof, there are no other issued and outstanding securities in the capital of Damascus;

         (d) no person has any agreement, right or option (whether direct, indirect or contingent or whether pre-emptive, contractual or by law) to purchase, or otherwise acquire any of the unissued shares in the capital of either Damascus or for the issue of any other securities of any nature or kind of Damascus;

         (e) the corporate and shareholder structure of Damascus are such that the parties hereto can structure the Acquisition as an "exempt take-over bid" as such term is defined in the SECURITIES ACT (Alberta) and the SECURITIES ACT (British Columbia);

         (f) no person has any agreement, right, or option (whether direct, indirect or contingent or whether pre-emptive, contractual or by law) to purchase, or otherwise acquire any securities, whether currently issued or otherwise, from the Principal Shareholders;

         (g) none of the outstanding Damascus Shares are subject to escrow restrictions, pooling arrangements, voting trusts or unanimous shareholders agreements, whether voluntary or otherwise;

         (h) there are no claims, actions, suits, judgments, litigation or proceedings pending against or affecting Damascus or the Principal Shareholders which will or may have a material adverse affect upon Damascus after giving effect to the Acquisition or which may prevent the completion of the Acquisition, and neither Damascus or the Principal Shareholders is aware of any existing ground on which any such claim, action, suit, judgment, litigation or proceeding might be commenced with any reasonable likelihood of success;

         (i) Damascus has the corporate power and authority to enter into this agreement and to carry out the transactions contemplated hereby and the execution and delivery of this Agreement and the completion of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of Damascus;

         (j) the Principal Shareholders own the Offered Shares represented to be owned by them, free and clear of any and all claims, encumbrances or other interest of any kind whatsoever, and upon completion of the Acquisition shall convey to the Offeror absolute title to such shares absolutely, free and clear of any and all claims, encumbrances or other interest of any kind whatsoever;

         (k) other than the approval of the directors and shareholders of Damascus, no permit, authorization or consent of any party is necessary for the consummation by Damascus of the Acquisition, and the execution and delivery of this Agreement and the consummation by Damascus and the Principal Shareholders of the Acquisition will not result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default under any indenture, agreement or other instrument to which Damascus or the Principal Shareholders is a party or by which it is bound;



1375181.6

         (l) no person or corporation is entitled to a finder's fee or other form of compensation from Damascus with respect to the Acquisition;

         (m) the Offeror, Damascus and the Principal Shareholders shall make such reasonable representations and warranties in the Share Exchange Agreement as are customary in comparable circumstances and in such form as mutually agreeable to the parties. Such representations and warranties shall survive the closing of the Acquisition for a period of one (1) year:

         (n) there will be not more than 11,576,489 Damascus Shares issued and outstanding, all of which shall be fully paid and non-assessable, and no other securities of Damascus shall be issued and outstanding;

         (o) except pursuant to this Agreement, no person, firm or corporation has any agreement, option, right of privilege (including, but without limitation, whether bylaw, preemptive right, contract or otherwise) to purchase, subscribe for, convert into, exchange for or otherwise require the issuance of, nor any agreement, option, right or privilege capable of becoming any such agreement, option, right or privilege, to acquire any of the unissued shares or securities of Damascus or any interest therein;

         (p) Damascus has no subsidiaries or agreement of any nature to acquire any subsidiary;

         (q) Damascus has complied with and is in compliance with all laws and regulations applicable to operation of its licences, permits, orders or approvals of, and has made all required registrations with, any governmental or regulatory body that is material to the conduct of its business;

         (r) there is no claim, action, proceeding or investigation pending or, to the knowledge of Damascus, threatened against or relating to Damascus or affecting any of its properties or assets before any court or governmental or regulatory authority or body, nor is Damascus aware of any basis for any such claim, action, proceeding or investigation;

         (s) Damascus is not subject to any outstanding order, cease trade order, writ, injunction or decree that has had or is reasonably likely to materially delay consummation of the Acquisition; and

         (t) the audited financial statements of Damascus truly and fairly present the assets and liabilities of Damascus and its financial position as at the date thereof and the results of the operation of Damascus for the fiscal period reported on, and, in particular, without limiting the generality of the foregoing, include all liabilities or obligations of any nature, whether accrued, contingent or otherwise, and whether due or to become due as at the date of such financial statements; and since the date of such financial statements, there has not been any material adverse change in the financial position of Damascus, computed on a basis consistent with that used in the preparation of the balance sheets included in such financial statements.

STANDSTILL AND AGREEMENT TO SUPPORT TRANSACTION

14.      (a)      The Offeror, Damascus  and  the Principal Shareholders  hereby agree  from the date  hereof  until the  Termination  Date (as hereinafter  defined)  not to  initiate,  propose,  assist  or
                  participate   in  any   activities  in  opposition  to  or  in
                  competition with the Acquisition, and without limiting the generality of the foregoing, to undertake any transaction or negotiate any transaction which would be or potentially could be in conflict with the Acquisition



1375181.6
                  and not to take actions out of the ordinary course of business of any kind which may reduce the likelihood of success of the Acquisition.

         (b) The Offeror covenants and agrees that, prior to the earlier of the Termination Date and the Closing Date, unless Damascus shall otherwise agree in writing or as otherwise expressly contemplated or permitted by this Agreement:

                  (i) it will conduct its operations in the ordinary and normal course of business and consistent with past practice and in accordance with applicable laws, generally accepted industry practice and any operating and other agreements applicable to its properties and assets and shall maintain and preserve its business organization, assets and advantageous business and government relationships;

                  (ii) it will within two business days of receipt of any written audit inquiry, assessment, reassessment, confirmation or variation of an assessment, indication that a reassessment is being considered, request for filing of a waiver or extension of time of any notice in writing relating to taxes, interest, penalties or losses (collectively, a "TAX ASSESSMENT"), deliver to Damascus a copy thereof together with a statement setting out, to the extent then determinable, an estimate of the obligations, if any, of the Offeror on the assumption that such Tax Assessment is valid and binding;

                  (iii)    it  will  as  soon  as  reasonably  practical  notify
                           Damascus of any actual, imminent or incipient Material Adverse Change, in its business or affairs; for the purposes of this Agreement "MATERIAL ADVERSE CHANGE" or "MATERIAL ADVERSE EFFECT" means, when used in connection with a corporation, any change or effect (or any condition, event or development involving a prospective change or effect) in or on the business, operations, results of operations, assets, capitalization, financial condition, licenses, permits, concessions, rights, liabilities, prospects, or privileges, whether contractual or otherwise, of the corporation, which is materially adverse to the business, operations or financial condition of the corporation, considered as a whole other than a change or effect (i) which has been publicly disclosed or otherwise disclosed in writing by the corporation to the other corporation prior to the date hereof, (ii) resulting from conditions affecting the oil and gas exploration and production industry as a whole, or (iii) resulting from general economic, financial, currency exchange, securities or commodity market conditions (including, without limitation the prices of oil and gas) in Canada, the United States or elsewhere;

                 (iv) other than commitments entered into by the Offeror prior to the date of this Agreement and which have been disclosed in writing to Damascus, the Offeror shall not, directly or indirectly, do or permit to occur any of the following:

                           A. issue, sell, pledge, lease, dispose of, encumber or agree to issue, sell, pledge, lease, dispose of or encumber:

                                     any  additional   Common  Shares,   or  any
                                     options,    warrants,   calls,   conversion
                                     privileges or rights of any kind to acquire any Common Shares, other than Common Shares issuable pursuant to existing Patch stock options ("OPTIONS"); or

                                     any assets or property of the Offeror, except in the ordinary course of business and consistent with past practice;


1375181.6

                           B.   enter into any material transactions;

                           C. sell, lease, farmout, surrender or otherwise dispose of any of the Offeror's oil and gas properties, rights or interests;

                           D. amend or propose to amend its articles, by-laws or other constating documents other than as contemplated or permitted by this Agreement to give effect to the Acquisition;

                           E. split, combine or reclassify any outstanding Common Shares, or declare, set aside or pay any dividends or other distributions payable in cash, stock, property or otherwise with respect to the Common Shares;

                           F. redeem, purchase or offer to purchase any Common Shares or other securities of the Offeror, including under any normal course issuer bid other than outstanding Options;

                           G. reorganize, amalgamate, merge or otherwise continue the Offeror with any other person, corporation, partnership or other business organization whatsoever;

                           H. acquire or agree to acquire (by merger, amalgamation, acquisition of stock or assets or otherwise) any person, corporation, partnership or other business organization whatsoever (including any division) or acquire or agree to acquire any material assets;

                           I. enter into rate swap transactions, basis swaps, forward rate transactions, commodity swaps, commodity options, equity or equity index swaps, equity or equity index options, bond options, interest rate options, foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, production sales transactions having terms greater than 30 days, or any other similar transactions (including any option with respect to any of such transactions) or any combination of such transactions (the foregoing are collectively and individually referred to as "FORWARD TRANSACTIONS");

                           J. except in the usual, ordinary and regular course of business and consistent with past practice, satisfy any material claims or liabilities except such as have been reserved against in the Offeror's financial statements delivered to the Offeror, relinquish any material contractual rights or enter into any interest rate, currency or commodity swaps, hedges or other similar financial instruments;

                           K. other than matters contemplated by this Agreement, incur or commit to incur any indebtedness for borrowed money or issue any debt securities, except in the ordinary course of business and consistent with past practice;

                           L. commit to any individual capital expenditures in excess of $25,000 to an aggregate of $100,000 without the prior written consent of Damascus, other than expenditures for (i) matters that involve safety or emergency situations where the consent of Damascus cannot be received in a


1375181.6
                                reasonably expedient manner, and (ii) the fees and expenses contemplated herein;

                           M. amend any material agreements or undertakings to which the Offeror is a party, or which otherwise bind the Offeror; or

                           N. other than as previously disclosed to Damascus in writing prior to the date of this Agreement enter into or modify any employment, severance, collective bargaining or similar agreements, policies or arrangements with, or grant any bonuses, salary increases, employee benefits, severance or termination pay to, any employees, consultants, officers or directors of the Offeror;

                  (v) the Offeror shall use reasonable commercial efforts to cause its current insurance (or re-insurance) policies not to be cancelled or terminated or any of the coverage thereunder to lapse, unless simultaneously with such termination, cancellation or lapse, replacement policies underwritten by insurance and re-insurance companies of nationally recognized standing providing coverage equal to or greater than the coverage under the cancelled, terminated or lapsed policies for substantially similar premiums are in full force and effect;

                  (vi)     the Offeror shall:

                           A. use reasonable commercial efforts to preserve intact its business organization, goodwill and tax accounts, to keep available the services of its officers and employees as a group and to maintain satisfactory relationships with suppliers, agents, distributors, customers and others having business relationships with it;

                           B. not take any action that would render, or that reasonably may be expected to render, any representation or warranty made by it in this Agreement untrue in any material respect at any time prior to the Closing Date;

                           C. use reasonable commercial efforts to enable the conditions set forth in Sections 9 and 10 herein and Schedule A attached hereto to be satisfied, subject to applicable fiduciary duties of directors and officers of the Offeror;

                           D. confer on a regular basis with Damascus with respect to unusual operational matters and promptly notify Damascus orally and in writing of any Material Adverse Change in the normal course or operation of its businesses or properties, and of any governmental or third party complaints, investigations or hearings (or communications indicating that the same may be contemplated); and

                           E. not settle or compromise any claim brought by any present, former or purported holder of any securities of the Offeror in connection with the transactions contemplated by this Agreement or the Acquisition without the prior written consent of Damascus;


1375181.6

                  (vii) the Offeror shall not enter into or modify any contract, agreement, commitment or arrangement with respect to any of the matters set forth in this
                           Section 14, without the prior written consent of Damascus, not to be unreasonably withheld.

15. At the time of execution and delivery of this Agreement, Patch shall advance to Damascus (U.S.) $150,000 by way of a non-interest bearing loan (the "LOAN"). The Loan shall be forgiven upon the closing of the Acquisition and, if the parties fail to close and complete the Acquisition due to the actions or inactions of Patch, the Loan shall be forfeited to Damascus as liquidated damages and constitute a genuine pre-estimate by Patch and Damascus as liquidated damages suffered or to be suffered by Damascus by virtue of the failure of the parties to close and complete the Acquisition contemplated herein in accordance with the terms of this Agreement. If the parties fail to close and complete the Acquisition by mutual agreement or due to the actions or inactions of Damascus the Loan will be due and payable effective as of the Termination Date (as herein defined).

ACCESS TO INFORMATION

16. Upon acceptance of this Agreement and until the completion of the transactions contemplated by this Acquisition or the Termination Date, Damascus will allow the Offeror and its authorized representatives, including legal counsel and consultants, access to all information, books or records relevant for the purpose of the transactions contemplated herein. The Offeror agrees that all information and documents so obtained will be kept confidential and the contents thereof will not be disclosed to any person without the prior written consent of Damascus.

17. Upon acceptance of this Agreement and until the completion of the transactions contemplated by this Acquisition or the Termination Date, Offeror will allow Damascus and its authorized representatives, including legal counsel and consultants, access to all information, books or records relevant for the purpose of the transactions contemplated herein. Damascus agrees that all information and documents so obtained will be kept confidential and the contents thereof will not be disclosed to any person without the prior written consent of the Offeror.

CONDUCT OF BUSINESS

18. From the date of the acceptance of this Agreement until completion of the Acquisition or the Termination Date, the Offeror and Damascus will operate their respective businesses in a prudent and business-like manner in the ordinary course and in a manner consistent with past practice.

EXPENSES

19.      (a)      Each of the  parties  shall be  responsible  for their own costs and charges incurred with respect to the transactions contemplated herein including, without limitation, all costs and charges incurred prior to the date of this Agreement and all legal and accounting fees and disbursements relating to preparing the Transaction Documents or otherwise relating to the transactions contemplated herein.

         (b) The Offeror has not retained any financial advisor, broker, legal advisor, agent or finder, or paid or agreed to pay any financial advisor, broker, legal advisor, agent or finder on account of this Agreement or any transaction presently ongoing or contemplated hereby, except that Lang Michener LLP has been retained as the Offeror's legal advisor and Wellington West Capital Inc. has been retained as the Offeror's financial advisor in connection with certain matters including the transactions contemplated hereby. The aggregate fees and expenses payable by the Offeror to all legal, financial, and accounting



1375181.6
                  advisors  in   connection   with  this   Agreement   and   the
                  transactions contemplated hereby shall not exceed $100,000.

OTHER ITEMS

20. The Transaction Documents shall also contain such other terms, conditions and agreements to which the parties hereto may reasonably request and agree in order to complete the transactions contemplated in this Agreement. The parties hereby acknowledge and agree that the obligations of Patch to its Service Providers in connection with the Resignations in the aggregate amount of (U.S.) $408,501 will be paid and satisfied in full by Patch on or before the Closing Date and that the employer obligations of Damascus to Michael S. Vandale in the aggregate amount of (Cdn.) $300,000 will be paid and satisfied in full by Damascus on or before the Closing Date

CLOSING AND GOOD FAITH NEGOTIATIONS

21.      (a)      The Offeror, the Principal Shareholders and Damascus agree to proceed diligently and in good faith to negotiate and settle the terms of the Transaction Documents for execution on or before December 14, 2006 or such other date as may be mutually agreed to in writing between the parties hereto and to complete all transactions contemplated herein as soon as practicable but in any event no later than December 15, 2006 or such other date as may be mutually agreed to in writing between the parties hereto.

         (b) Each party shall permit the other party and its counsel to participate fully in the preparation of all documentation to be used in connection with the approval of the Acquisition.

CONFIDENTIALITY

22.      (a)      No disclosure  or  announcement,  public or otherwise,  in respect of this  Agreement  or the  transactions  contemplated herein will be made by any party without the prior approval of the other  party as to timing,  content  and  method,  hereto, provided  that the  obligations  herein  will not  prevent any party from making,  after  consultation  with the other party,
                  such   disclosure  as  its  counsel  advises  is  required  by
                  applicable law or the rules and policies of the OTCBB.

         (b) Unless and until the transactions contemplated in this Agreement have been completed, or the Termination Date, except with the prior written consent of the other party, each of the parties hereto and their respective employees, officers, directors, shareholders, agents, advisors and other representatives will hold all information received from the other party in strictest confidence, except such information and documents available to the public or as are required to be disclosed by applicable law.

         (c) All such information in written form and documents will be returned to the party originally delivering them in the event that the transactions provided for in this Agreement are not consummated.

TERMINATION

23. Subject to written agreement to extend this Agreement, this Agreement shall terminate with the parties having no obligations to each other, other than in respect of the cost and expense provisions contained in section 19, the deposit provisions contained in section 15 and confidentiality provisions contained in sections 16, 18 and 22, on the day (the "TERMINATION Date") on which the earliest of the following events occurs:



1375181.6

         (a)      written agreement of the parties to terminate the Acquisition;

         (b) the Offeror not being reasonably satisfied with its due diligence review of Damascus and written notification of such is provided to Damascus on or before December 14, 2006;

         (c) Damascus not being reasonably satisfied with its due diligence review of the Offeror and written notification of such is provided to the Offeror on or before December 14, 2006

         (d) the parties not entering into the Lock Up Agreement or the Share Exchange Agreement on or before December 14, 2006;

         (e) the board of directors of the Offeror not approving the Transaction Documents by December 14, 2006;

         (f)      the  board  of  directors  of  Damascus  not   approving   the
                  Transaction Documents by December 14, 2006;

         (g)      Damascus  not   providing   the   acquisition   agreement  and
                  satisfactory National Instrument 51-101 report as referenced in section 9(p);

         (h) any applicable regulatory authority having notified in writing any of the parties that it will not permit the Acquisition to proceed;

         (i) by Damascus, if the ten day weighted trading average price of the Pharmaxis Shares is less than (AUS) $3.00 for the ten trading days preceding the Closing Date; and

         (j) by the Offeror, if the Offeror does not receive a fairness opinion from its financial advisor with respect to the Acquisition in form and substance satisfactory to the Offeror, acting reasonably, on or before December 14, 2006.

GOVERNING LAW

24. This Agreement, the Transaction Documents and other agreements contemplated herein and therein, if entered into, will be construed in all respects under and be subject to the laws of the Province of Alberta and the laws of Canada applicable therein which are applicable to agreements entered into and performed within the Province of Alberta.



1375181.6

EXECUTION

25. This Agreement may be executed in counterpart and evidenced by a facsimile copy thereof and all such counter part execution or facsimile copies shall constitute one document.

If this Agreement is acceptable, please communicate your acceptance by executing the duplicate copy hereof in the appropriate space below and returning such executed copy to the Offeror, prior to 5:00 p.m. (Calgary time) December 1, 2006 at the address set out above.

Yours very truly

PATCH INTERNATIONAL INC.

Per:  /s/ JOHN THORNTON
     -------------------------------------
         John Thornton, Interim President


THIS AGREEMENT is hereby accepted on
the terms and conditions set forth herein as of December 1, 2006.


DAMASCUS ENERGY INC.


Per:   /s/ MICHAEL S. VANDALE
     -------------------------------------
          Michael S. Vandale
          President














1375181.6